THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

Warrant
for
Shares of Common Stock
of
ProUroCare Medical Inc.

Warrant No. 11-3	Eden Prairie, Minnesota
December 22, 2011

FOR VALUE RECEIVED, Alisa R. Piazza, or her successors or assigns ("Holder"), is entitled to subscribe for and purchase from ProUroCare Medical Inc., a Nevada corporation (the "Company"), up to 17,500 fully paid and non-assessable shares of the Company’s common stock, $0.00001 par value per share (the "Common Stock"), at the price of $1.30 per share, subject to adjustments as noted in section 4 below (the "Warrant Exercise Price").

This warrant may be exercised by Holder at any time or from time to time on or prior to the fifth anniversary of the date hereof, subject to the vesting provisions in Section 1 hereof.

This warrant is subject to the following provisions, terms and conditions:

1.           Vesting.  This warrant is immediately vested.

2.           Exercise of Warrant.  The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company at least three days prior to the intended date of exercise and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by cash, certified check or bank draft of the purchase price for such shares. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by its surrender and payment to the Company of the Warrant Exercise Price.  Certificates for the shares of stock so purchased, bearing the restrictive legend set forth in Section 6 of this warrant, shall be delivered to the Holder within 15 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder within such time.  No fractional shares shall be issued upon the exercise of this warrant.

3.           Certain Covenants of the Company.  The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and non-assessable shares.  The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant.

4.           Adjustment of Exercise Price and Number of Shares.  The number of shares the Holder may purchase and the Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this section 4.

(a)           Stock Dividend, Stock Split or Stock Combination.  If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Stock.

(b)           Effect of Reorganization, Reclassification or Merger.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if it had exercised this warrant and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale.

(c)           Notice of Adjustment.  Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.           No rights as Shareholder.  This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

6.           Application of Restrictions of Transfer.

(a)           No transfer of this warrant may be completed unless and until (i) the Company has received an opinion of counsel for the Company that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a registration statement relating to this warrant has been filed by the Company and declared effective by the Commission.  Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof.  Each Holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant or perform the obligations required hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

(b)           Each certificate for shares issued upon the exercise of the rights represented by this warrant shall bear a legend as follows unless, in the opinion of counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED, AND THE SECURITIES ISSUABLE IN CONNECTION WITH THE CONVERSION OF SUCH SECURITIES WILL BE ISSUED, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND IN RELIANCE UPON THE HOLDER’S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE.  NO TRANSFER OF THE SECURITIES OR THE SECURITIES ISSUABLE IN CONNECTION WITH THE CONVERSION OF SUCH SECURTITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS (i) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (ii) UNLESS THE HOLDER SHALL HAVE PROVIDED THE COMPANY WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED."

7.           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

8.           Amendments and Waivers.  The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

9.           Successors and Assigns.  All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Company and the Holder.

10.         Headings and References.  The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant.  Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

11.         Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing.  Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Company’s records.  Notices sent to the Company shall be mailed, hand delivered or faxed and confirmed to ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by its duly authorized officer.

Dated: December 22, 2011.

ProUroCare Medical Inc.:

By:	Richard B. Thon
Name:	Richard B. Thon
Title:	Chief Financial Officer